As filed with the Securities and Exchange Commission on July 17, 1996
                                             Registration No. 333-_________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              ---------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933

                              ---------------

                           RED LION HOTELS, INC.
           (Exact name of registrant as specified in its charter)

                              ---------------


         DELAWARE                                                91-1634199
(State or other jurisdiction                                   (IRS Employer
of incorporation or organization)                            Identification No.)

    4001 Main Street
  Vancouver, Washington                                            98663
  (Address of Principal                                          (Zip Code)
   Executive Offices)

                              ---------------

               RED LION SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN
                            (Full title of plan)

                             C. MICHAEL VERNON
                          Chief Financial Officer
                           Red Lion Hotels, Inc.
                              4001 Main Street
                        Vancouver, Washington 98663
                  (Name and address of agent for service)

 Telephone number, including area code, of agent for service: (360) 696-0001

                                  Copy to:

                              STUART CHESTLER
                              Stoel Rives LLP
                      900 SW Fifth Avenue, Suite 2300
                        Portland, Oregon 97204-1268

                      CALCULATION OF REGISTRATION FEE
============================================================================================
                                             Proposed          Proposed
                             Amount          Maximum           Maximum           Amount of
 Title of Securities         to Be           Offering          Aggregate        Registration
  to Be Registered         Registered     Price Per Share    Offering Price         Fee
- --------------------------------------------------------------------------------------------
Deferred Compensation
Obligations                $5,000,000           N/A            $5,000,000          $1,725
============================================================================================

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.
         ---------------------------------------

      The following documents filed by Red Lion Hotels, Inc. (the
"Company") with the Securities and Exchange Commission are incorporated herein by reference:

            (a) The Company's latest annual report filed pursuant to
      Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

            (c) The description of the authorized capital stock of the Company contained in the Company's registration statement filed under
      Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

      All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.
         -------------------------

      The securities registered hereby are deferred compensation obligations of the Company under the Red Lion Supplemental Employee Retirement Plan (the "Plan"). These securities represent the contractual obligation of the Company to pay or distribute when due to participants in the Plan cash with respect to amounts deferred in accordance with the terms of the Plan. The right of each participant in the Plan is that of a general, unsecured creditor of the Company. A participant's interest under the Plan may not be sold, assigned, transferred, pledged or otherwise encumbered.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

      Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

      The Company's Bylaws and Certificate of Incorporation provide that the Company shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all directors and officers of the Company. In addition, the Company's Certificate of Incorporation contains a provision eliminating the personal liability of directors to the Company or its stockholders for monetary damages arising out of a breach of fiduciary duty. Under Delaware law, this provision eliminates the liability of a director for breach of fiduciary duty but does not eliminate the personal liability of any director based upon breach of the duty of loyalty to the Company or to its stockholders, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, any violation of Section 174 of the General Corporation Law (relating to the declaration of dividends and the purchase or redemption of shares in violation of the General Corporation Law), or any transaction from which the director derived an improper personal benefit.

      The Board of Directors may, by a vote of a majority of a quorum of the Board of Directors, authorize the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the Company would have the power to indemnify the person against such liability under the Bylaws. The Company has purchased and maintains appropriate policies of insurance on behalf of the Company's directors and officers against liabilities asserted against them arising out their services to the Company in these capacities.

      The Board of Directors may also authorize the Company to enter into a contract with any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than those provided for in the Bylaws. The Company has entered into contracts with its current officers and directors providing for indemnification.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

      Not applicable.

Item 8.  Exhibits.
         --------

     4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, File No. 33-90306 (the "1995 S-1")).

     4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the 1995 S-1).

     5.1  Opinion of Counsel.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of Arthur Andersen LLP.

     23.3 Consent of Counsel (included in Exhibit 5.1).

     24.1 Powers of Attorney.

Item 9.  Undertakings.
         ------------

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section
            10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on July 10, 1996.

                                  RED LION HOTELS, INC.


                                  By  DAVID J. JOHNSON
                                      --------------------------------------
                                      David J. Johnson,
                                      President, Chief Executive Officer and
                                      Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 10, 1996.

         Signature                                 Title
         ---------                                 -----

 DAVID J. JOHNSON                      President, Chief Executive Officer
- ----------------------------------     and Chairman of the Board
 David J. Johnson                      (Principal Executive Officer)


*C. MICHAEL VERNON                     Chief Financial Officer
- ----------------------------------     (Principal Financial and
 C. Michael Vernon                     Accounting Officer)


*MICHAEL W. MICHELSON                  Director
- ----------------------------------
 Michael W. Michelson


*EDWARD A. GILHULY                     Director
- ----------------------------------
 Edward A. Gilhuly


*TODD A. FISHER                        Director
- ----------------------------------
 Todd A. Fisher


  *By  DAVID J. JOHNSON
- -----------------------------------------
       David J. Johnson, Attorney-in-Fact

                               EXHIBIT INDEX


Exhibit
Number             Document Description
- -------            --------------------

4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, File No. 33-90306 (the "1995 S-1")).

4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the 1995 S-1).

5.1      Opinion of Counsel.

23.1     Consent of Deloitte & Touche LLP.

23.2     Consent of Arthur Andersen LLP.

23.3     Consent of Counsel (included in Exhibit 5.1).

24.1     Powers of Attorney.